Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

 CareTrust REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities*
Fees to Be Paid	Equity	Common Stock	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Equity	Preferred Stock	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Other	Warrants	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Other	Rights (3)	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Other	Units (4)	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Debt	Debt Securities of CTR Partnership, L.P. and/or CareTrust Capital Corp.	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
	Other	Guarantees of Debt Securities of CTR Partnership, L.P. and/or CareTrust Capital Corp. by CareTrust REIT, Inc. and the Subsidiary Guarantors (5)	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock	415(a)(6)	$428,394,713.90	—	—	—	—	424(b)(5) (2)	333-237056 (2)	March 10, 2020 (2)	(2)
	Total Offering Amounts							(1)
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$0 (2)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay as you go basis, except as described below. CareTrust REIT, Inc. previously registered shares of common stock having an aggregate offering price of up to $500,000,000, offered by means of a prospectus supplement, dated March 10, 2020 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (No. 333-237056) (the “Prior Registration Statement”) filed with the SEC on March 10, 2020. In connection with the filing of the Prior Prospectus Supplement, CareTrust REIT, Inc. made a contemporaneous fee payment in the amount of $25,960.00 with respect to shares of common stock having an aggregate offering price of $200,000,000 offered by the Prior Prospectus Supplement and applied a fee of $36,360.00 previously paid in connection with shares of common stock having an aggregate offering price of $300,000,000, which remained unsold under a prospectus supplement, dated March 4, 2019, pursuant to a Registration Statement on Form S-3 (No. 333-217670) filed with the SEC on May 4, 2017 that were included in the Prior Registration Statement pursuant to Rule 415(a)(6) under the Securities Act.  As of the date of this registration statement, shares of common stock having an aggregate offering price of $428,394,713.90 were not sold under the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes the $428,394,713.90 in aggregate offering price of unsold shares of common stock covered by the Prior Registration Statement, and the registration fee that has already been paid and remains unused with respect to such shares of common stock will be applied to shares of common stock that may be registered pursuant to this registration statement. In accordance with Rule 415(a)(6), the offering of the unsold shares of common stock under the Prior Registration Statement will be terminated upon the filing of this registration statement.

(3)
Each right will represent a right to purchase shares of CareTrust REIT, Inc.’s common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also describe the terms of any rights issued by CareTrust REIT, Inc.

(4)	Each unit will consist of two or more types of securities. The applicable prospectus supplement relating to the units will describe the terms of any units issued by CareTrust REIT, Inc.

(5)
CareTrust REIT, Inc. and the co-registrants listed in the Table of Co-Registrants other than CTR Partnership, L.P. and CareTrust Capital Corp. may fully and unconditionally guarantee the payment of principal of and premium (if any) and interest on debt securities offered by CTR Partnership, L.P. and/or CareTrust Capital Corp. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees being registered hereby.

*	Additional securities may be added by automatically effective post-effective amendment pursuant to Rule 413 under the Securities Act.